Exhibit 10.2

EXECUTION

SECOND SUPPLEMENTAL INDENTURE

to

INDENTURE

Dated as of March 18, 2005

by and among

J. CREW OPERATING CORP.

as Issuer

and

J. CREW GROUP, INC., GRACE HOLMES, INC. d/b/a J. CREW RETAIL,

H.F.D. NO 55, INC. d/b/a J. CREW FACTORY, J. CREW, INC., and J.

CREW INTERNATIONAL, INC.

as Guarantors

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

and

U.S. BANK NATIONAL ASSOCIATION

as Collateral Agent

Dated as of October 17, 2005

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of October 17, 2005, by and among J. CREW OPERATING CORP., a corporation duly organized and existing under the laws of Delaware (the “Company”), having its principal business office at 770 Broadway, New York, New York 10003, J. CREW GROUP, INC., GRACE HOLMES, INC. d/b/a J. CREW RETAIL, H.F.D. NO 55, INC. d/b/a J. CREW FACTORY, J. CREW, INC., and J. CREW INTERNATIONAL, INC. (the “Guarantors”), U.S. BANK NATIONAL ASSOCIATION, a national banking corporation, as trustee (the “Trustee”) and U.S. BANK NATIONAL ASSOCIATION, a national banking corporation, as collateral agent (the “Collateral Agent”), having a corporate trust office at Goodwin Square, 225 Asylum Street, Hartford, CT 06103.

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors and the Trustee previously entered into an indenture, dated as of March 18, 2005, as supplemented by the First Supplemental Indenture, dated as of the date hereof (the “Indenture”), providing for the issuance of 9 3/4 % Senior Subordinated Notes Due 2014 (the “Notes”), capitalized terms used but not defined herein having the meanings assigned in the Indenture;

WHEREAS, Section 9.02 of the Indenture provides that amendments and supplements to the Indenture and the Notes may be made and one or more amended or supplemental indentures entered into by the Company, the Guarantors and the Trustee with the consent of the holders of the Notes (the “Holders”) of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes), except for certain specific events which require the consent of each Holder affected thereby;

WHEREAS, the Company, the Guarantors and the Trustee, as Collateral Agent, previously entered into a security agreement (the “Security Agreement”), dated November 21, 2004 securing the obligations of the Company and the Guarantors under the Indenture and the Notes;

WHEREAS, Section 9.3 of the Security Agreement provides that the Security Agreement or any provision thereof may be amended, terminated, discharged or modified by the Collateral Agent acting upon the instructions of the Required Holders (as such term is defined in the Security Agreement);

WHEREAS, the Company, the Guarantors, the Trustee, as Collateral Agent, and Congress Financial Corporation, as senior credit agent, previously entered into an Intercreditor Agreement (the “Intercreditor Agreement”), dated November 21, 2004 relating to the Security Agreement;

WHEREAS, the Company undertook an exchange offer and consent solicitation pursuant to the Company’s Offer to Purchase for Cash Any and All Outstanding 9 3/4% Senior Subordinated Notes due 2014 (CUSIP No. 46612GAC1) and Solicitation of Consents to Amendments to the Related Indenture dated October 3, 2005 (the “Exchange Offer”), offering to exchange the Holders’ Notes for cash, and requesting, among other things, that the Holders give their consent to implement the amendments to the Indenture, the amendments to the Security Agreement, including the release of the Collateral, and the termination of the Security Agreement, as set forth in this Second Supplemental Indenture (the “Amendments”);

WHEREAS, the Company has received through the Exchange Offer the valid consents of the Holders of at least a majority in principal amount of the Notes outstanding and the Required Holders consenting to the substance of the Amendments set forth in this Second Supplemental Indenture;

WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

WHEREAS, the Company has requested that the Trustee and the Collateral Agent execute and deliver this Second Supplemental Indenture; and

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company, the Guarantors, the Trustee and the Collateral Agent hereby agree for the equal and ratable benefit of all Holders as follows:

ARTICLE 1

AMENDMENTS

Section	1.01. Indenture Amendments. The Indenture is hereby amended as follows:

(a) The table of contents of the Indenture is amended by:

(1) deleting “or Purchased” from the heading “Selection of Notes to be Redeemed or Purchased” in Section 3.02;

(2) deleting “or Purchase” from the heading “Deposit of Redemption or Purchase Price” in Section 3.05;

(3) deleting “or Purchased” from the heading “Notes Redeemed or Purchased in Part” in Section 3.06;

(4) replacing the heading “Asset Sale” in Section 3.09 with the heading “[intentionally omitted]”;

(5) replacing the heading “Maintenance of Office or Agency” in Section 4.02 with the heading “[intentionally omitted]”;

(6) replacing the heading “Commission Reports” in Section 4.03 with the heading “[intentionally omitted]”;

(7) replacing the heading “Compliance Certificate” in Section 4.04 with the heading “[intentionally omitted]”;

(8) replacing the heading “Taxes” in Section 4.05 with the heading “[intentionally omitted]”;

(9) replacing the heading “Stay, Extension and Usury Laws” in Section 4.06 with the heading “[intentionally omitted]”;

(10) replacing the heading “Restricted Payments” in Section 4.07 with the heading “[intentionally omitted]”;

(11) replacing the heading “Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries” in Section 4.08 with the heading “[intentionally omitted]”;

(12) replacing the heading “Incurrence of Indebtedness and Issuance of Preferred Stock” in Section 4.09 with the heading “[intentionally omitted]”;

(13) replacing the heading “Asset Sales” in Section 4.10 with the heading “[intentionally omitted]”;

(14) replacing the heading “Transactions with Affiliates” in Section 4.11 with the heading “[intentionally omitted]”;

(15) replacing the heading “Liens” in Section 4.12 with the heading “[intentionally omitted]”;

(16) replacing the heading “Offer to Purchase Upon Change of Control” in Section 4.13 with the heading “[intentionally omitted]”;

(17) replacing the heading “Corporate Existence” in Section 4.14 with the heading “[intentionally omitted]”;

(18) replacing the heading “Business Activities” in Section 4.15 with the heading “[intentionally omitted]”;

(18) replacing the heading “No Layering of Debt” in Section 4.16 with the heading “[intentionally omitted]”;

(18) replacing the heading “Additional Note Guarantees” in Section 4.17 with the heading “[intentionally omitted]”;

(19) replacing the heading “Merger, Consolidation of Sale of Assets” in Section 5.01 with the heading “[intentionally omitted]”;

(20) replacing the heading “Security Documents” in Section 11.01 with the heading “[intentionally omitted]”;

(21) replacing the heading “Release of Collateral” in Section 11.02 with the heading “[intentionally omitted]”;

(22) replacing the heading “Certificates of the Trustee” in Section 11.03 with the heading “[intentionally omitted]”;

(23) replacing the heading “Authorization of Actions to Be Taken by the Trustee Under the Security Documents” in Section 11.04 with the heading “[intentionally omitted]”;

(24) replacing the heading “Authorization of Receipt of Funds by the Trustee Under the Security Documents” in Section 11.05 with the heading “[intentionally omitted]”;

(25) replacing the heading “Termination of Security Interest” in Section 11.06 with the heading “[intentionally omitted]”; and

(26) replacing the heading “Designations” in Section 11.08 with the heading “[intentionally omitted]”.

(b) Section 1.01 of the Indenture is amended by:

(1) deleting the following definitions:

“Acquired Debt”

“Additional Assets”

“Asset Sale”

“Attributable Debt”

“Change of Control”

“Collateral Permitted Liens”

“Consolidated Cash Flow”

“Consolidated Net Income”

“Consolidated Total Indebtedness to Consolidated Cash Flow Ratio”

“Designated Noncash Consideration”

“Discharge of First-Lien Obligations”

“First-Lien Obligations”

“Fixed Charge Coverage Ratio”

“Fixed Charges”

“Net Income”

“Net Proceeds”

“Other Second Lien Obligations”

“Permitted Investments”

“Permitted Refinancing Indebtedness”

“Purchase Money Note”

“Receivables Fees”

“Replacement Preferred Stock”

“Restricted Investment”

“Senior Discount Contingent Principal Notes”

“Tax Sharing Agreement”

“Total Indebtedness”

“Treasury Rate”

“Weighted Average Life to Maturity”;

(2) inserting “Amended and Restated” before “Loan and Security Agreement,…” in the definition of “Congress Credit Facility”;

(3) replacing “2002” with “2004” in the definition of “Congress Credit Facility”;

(4) inserting “Wachovia Bank, National Association, as successor by merger to” before “Congress Financial Corporation…” in the definition of “Congress Credit Facility”;

(5) inserting “Wachovia Bank, National Association, as successor by merger to” before “Congress Financial Corporation…” in the definition of “Credit Agent”;

(6) replacing “and” in the first parenthetical of the definition of “Credit Facilities” with “,”;

(7) adding “and the Goldman Credit Facility” following “…the Black Canyon Credit Facility” in the first parenthetical of the definition of “Credit Facilities”;

(8) inserting the following immediately before the definition of “Default”:

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.”;

(9) replacing “(ii) any Capital Stock that would constitute Disqualified Stock solely as a result of any redemption feature that is conditioned upon, and subject to, compliance with Section 4.07 hereof shall not constitute Disqualified Stock and (iii)” from the definition of “Disqualified Stock” with “and (ii)”;

(10) deleting “, that are excluded from the calculation set forth in clause (C) of Section 4.07 (a)(iv) hereof” from the last sentence of the definition of “Excluded Contributions”;

(11) inserting the following immediately before the definition of “Government Securities”:

“Goldman Credit Facility” means that certain credit facility to be entered into by and among the Company, certain Affiliates thereof, Goldman Sachs Credit Partners L.P. and certain other financial institutions and parties to be named therein, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, extended, modified, renewed, refunded, replaced or refinanced from time to time, whether or not by the same or any other agent, lender or group of lenders.”

(12) deleting “(i)” from the definition of “Intercreditor Agreement”;

(13) inserting “Wachovia Bank, National Association, as successor by merger to” before “Congress Financial Corporation…” in the definition of “Intercreditor Agreement”;

(14) deleting “and (ii) any substantially identical agreement hereafter entered into pursuant to Section 11.07(c)” from the definition of “Intercreditor Agreement”;

(15) deleting from “If the Company or any…” through “such third Person in an amount determined as provided in Section 4.07(d) hereof.” (inclusive) from the definition of “Investments”;

(16) deleting “subject to the provisions of Section 4.17,” from the definition of “Non-Guarantor Subsidiary”;

(17) replacing “(ii)” in the second clause of the definition of “Senior Debt” with “(ii) all Indebtedness of the Company or any Guarantor outstanding under the Goldman Credit Facility (including post-petition interest at the rate provided in the documentation with respect thereto, whether or not allowed as a claim in any bankruptcy proceeding) and all Hedging Obligations and Treasury Management Obligations with respect thereto; (iii)”;

(18) replacing “(iii)” in the third clause of the definition of “Senior Debt” with “(iv)”;

(19) deleting “except as permitted by Section 4.11 hereof,” from the definition of “Unrestricted Subsidiary”; and

(20) deleting from “, except in the case of clauses (iii) and (iv)…” through “otherwise would be permitted by Section 4.07 hereof.” (inclusive) from the definition of “Unrestricted Subsidiary”.

(c) Section 1.02 of the Indenture is amended by deleting each of the following terms and the corresponding section reference thereto:

“Affiliate Transaction”

“Asset Sale Offer”

“Change of Control Offer”

“Change of Control Payment”

“Change of Control Payment Date”

“Custodian”

“Excess Proceeds”

“incur”

“Liens Securing Note Obligations”

“Liens Securing Other Second-Lien Obligations”

“Offer Amount”

“Offer Period”

“Payment Default”

“Permitted Debt”

“Purchase Date”

“Restricted Payments”.

(d) Section 2.04 of the Indenture is amended by deleting the last sentence of such section.

(e) Section 2.08 of the Indenture is amended by deleting “, Section 4.10, Section 4.13” in clause (ii) of paragraph (d) thereof.

(f) Section 2.18 of the Indenture is amended by deleting “, if the Company’s Consolidated Cash Flow for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Additional Notes are issued is greater than $75.0 million” from paragraph (a) of such section.

(g) Section 3.02 of the Indenture is amended by: (1) deleting “or Purchased” from the heading of such section; (2) deleting “or purchased in an offer to purchase at any time” from the first sentence of paragraph (a) of such section; and (3) deleting “or purchased” and “or purchase” wherever such words appear in such section.

(h) Section 3.03 of the Indenture is amended by replacing “Subject to the provisions of Section 3.09 and Section 4.13 hereof, at” from paragraph (a) of such section with “At”.

(i) Section 3.05 of the Indenture is amended by: (1) deleting “or Purchase” from the heading of such section; (2) deleting “or the date on which Notes must be accepted for purchase pursuant to Section 4.10 or Section 4.13” from the first sentence of paragraph (a) of such section; and (3) deleting “or purchased” and “or purchase” wherever such words appear in such section.

(j) Section 3.06 of the Indenture is amended by: (1) deleting “or Purchased” from the heading of such section; (2) deleting the words “or purchased” from the section and (3) deleting the words “or unpurchased” from the section.

(k) Section 3.07 of the Indenture is amended by: (1) deleting the heading of the first paragraph “(a) Optional Redemption”; (2) deleting paragraph (b) from the section; and (3) deleting paragraph (c) from the section.

(l) Section 3.08 of the Indenture is amended by replacing “Except as set forth in Section 3.09, Section 4.10 and Section 4.13 hereof, the” from such section with “The”.

(m) Section 3.09 of the Indenture is amended by deleting the heading and the text of such section in their entirety and inserting in lieu thereof “[intentionally omitted]”.

(n) Article 4 of the Indenture is amended by deleting the heading and the text of Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.17 in their entirety and inserting in lieu thereof “[intentionally omitted]”.

(o) Section 5.01 of the Indenture is amended by deleting the heading and the text of such section in their entirety and inserting in lieu thereof “[intentionally omitted]”.

(p) Section 5.02 of the Indenture is amended by: (1) deleting “in a transaction that is subject to, and that complies with the provisions of Section 5.01 hereof”; (2) deleting “in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof”; and (3) inserting a period at the end of such section.

(q) Section 6.01 of the Indenture is amended by: (1) inserting “or” after the semicolon at the end of clause (i) of such section; (2) deleting the semicolon at the end of clause (ii) of such section and inserting a period in lieu thereof; (3) deleting clauses (iii) to (x) (inclusive) of such section in their entirety; and (4) deleting the following from the end of such section: “The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.”

(r) Section 6.02 of the Indenture is amended by: (1) deleting the first sentence of such section; and (2) deleting the word “other” from the second sentence of such section.

(s) Section 7.07 is amended by deleting paragraph (d) of such section.

(t) Section 8.02 of the Indenture is amended by: (1) replacing the comma after “Section 2.09” with “and”; and (2) deleting “and Section 4.02”.

(u) Section 8.03 of the Indenture is amended by: (1) deleting “and in Section 4.03, Section 4.05, Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.11, Section 4.12, Section 4.13, Section 4.15, Section 4.16, Section 4.17” from the first sentence of such section; and (2) deleting the last sentence of such section.

(v) Section 9.02 of the Indenture is amended by: (1) deleting “(other than provisions relating to Section 3.09, Section 4.10 and Section 4.13 hereof)” from clause (ii) of paragraph (d) of such section; and (2) deleting “(other than a payment required by Section 3.09, Section 4.10 or Section 4.13 hereof)” from clause (vii) of paragraph (d) of such section.

(w) Article 11 of the Indenture is amended by:

(1) deleting the heading and the text of Sections 11.01, 11.02, 11.03, 11.04, 11.05, 11.06 and 11.08 in their entirety and inserting in lieu thereof “[intentionally omitted]”;

(2) deleting “or in the Security Documents” from the second sentence of paragraph (a) of Section 11.07; and

(3) deleting paragraphs (b), (c) and (d) of Section 11.07.

(x) Section 12.02 of the Indenture is amended by deleting paragraph (e) of such section.

(y) Section 12.03 of the Indenture is amended by deleting “Article 4 and” from paragraph (a) of such section.

(z) Section 12.04 of the Indenture is amended by: (1) deleting “, if the sale or other disposition does not violate Section 4.10 hereof” from clauses (i) and (ii) of such section; and (2) replacing the text of clause (iii) of the section with “[intentionally omitted]”.

(aa) The “Form of Back of Note” in Exhibit A of the Indenture is amended by: (1) replacing “secured” in the fourth sentence of the first paragraph of Section 4 with “unsecured”; (2) deleting the heading of the first paragraph “(a) Optional Redemption” from Section 5; (3) deleting paragraphs (b) and (c) from Section 5; (4) replacing “Except as set forth in paragraph 7 below, the” from Section 6 with “The”; (5) replacing the heading and text of Section 7 in its entirety with “[intentionally omitted]”; (6) inserting the word “or” between the semicolon and “(ii) default” in the first paragraph of Section 13; (7) deleting clauses (iii) to (x) (inclusive) from the first paragraph of Section 13; (8) deleting the first sentence of the second paragraph of Section 13; and (9) deleting the word “other” in the second sentence of the second paragraph of Section 13”.

(bb) The form “Option of Holder to Elect Purchase” in Exhibit A is deleted.

Section 1.02. Mutatis Mutandis Effect. The Indenture, as supplemented, is hereby amended mutatis mutandis to reflect the addition or amendment of each of the defined terms incorporated in the Indenture pursuant to Section 1.01 above.

ARTICLE 2

AMENDMENT AND TERMINATION OF THE SECURITY DOCUMENTS

Section 2.01. Acting upon the instructions of the Required Holders, the Collateral Agent hereby amends the Security Agreement pursuant to Section 9.3 thereof to waive the requirement in Section 10.4(a)(v) of the Security Agreement that any approval, authorization or ratification of the Collateral Agent to release any security interest in or lien upon, any of the Collateral must be in writing.

Section 2.02. Acting upon the instructions of the Required Holders, the Collateral Agent hereby amends the Security Agreement pursuant to Section 9.3 thereof to waive the requirements in Section 11.2 of the Security Agreement that (i) the Security Agreement continue in full force and effect until the claims and obligations arising under the Loan Agreement and the Indenture have been paid in full, (ii) all monetary Secured Obligations (as such term is defined in the Security Agreement) have been fully and finally discharged and paid prior to termination of the Security Agreement, (iii) the Collateral Agent’s continuing security interest in the Collateral and the rights and remedies of the Collateral Agent and Junior Creditors (as such term is defined in the Security Agreement) under the Security Agreement and under applicable law remain in effect until all monetary Secured Obligations have been fully and finally discharged and paid and (iv)

all monetary Secured Obligations be paid in full in immediately available funds before the Collateral Agent is obligated to send termination statements with respect to the Collateral to the J. Crew Companies (as such term is defined in the Security Agreement) or to file such statements with any filing office or to authorize the J. Crew Companies to file such termination statements.

Section 2.03. Acting upon the instructions of the Required Holders and pursuant to Section 10.4 of the Security Agreement, as amended pursuant to Section 2.01 hereof, the Collateral Agent hereby releases any security interest in or lien upon any of the Collateral granted pursuant to the Security Agreement, and pursuant to Section 9.3 of the Security Agreement, the Collateral Agent and each Grantor (as such term is defined in the Security Agreement) hereby terminate the Security Agreement and relieve and discharge each party thereto of their respective duties, obligations and covenants under the Security Agreement.

Section 2.04. The Collateral Agent agrees to deliver all documents, and take any other actions, which are reasonably required to evidence the termination of the Security Agreement and the release of the security interest in the Collateral granted therein including, without limitation, at the J. Crew Companies’ expense, the filing of all UCC termination statements with the relevant filing office evidencing the terminations of the Collateral Agent’s security interest in the Collateral, the execution and delivery of all similar documents to the J. Crew Companies, and, upon the request of the J. Crew Companies, the authorization for the J. Crew Companies to file such UCC termination statements on behalf of the Collateral Agent.

Section 2.05. Acting upon the instructions of the Required Holders, the Collateral Agent hereby waives all rights of the Collateral Agent and Holders under the Intercreditor Agreement and consents to the termination of the Intercreditor Agreement.

Section 2.06. The Collateral Agent agrees to execute a termination letter with regard to the Intercreditor Agreement along with the parties thereto.

ARTICLE 3

MISCELLANEOUS

Section 3.01. Effectiveness and Termination. This Second Supplemental Indenture shall be effective as of the date of the acceptance for payment by the Company of the Notes that have been validly tendered (and not validly withdrawn) pursuant to the Exchange Offer. If the Exchange Offer is earlier terminated by the Company in accordance with the terms and conditions of the Exchange Offer, this Second Supplemental Indenture shall also be terminated and shall be of no further force or effect, without liability on the part of any of the parties hereto.

Section 3.02. Effect of the Supplemental Indenture. This Second Supplemental Indenture supplements the Indenture and shall be a part, and subject to all the terms, thereof. Except as expressly supplemented hereby, the Indenture and the Notes issued thereunder shall continue in full force and effect.

Section 3.03. Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 3.04. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture. The recitals to this Second Supplemental Indenture are statements of the Company and the Trustee shall have no responsibility for such recitals.

Section 3.05. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction thereof.

Section 3.06. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them shall represent the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first stated above.

J. CREW OPERATING CORP.
as Issuer

By:	/s/ James S. Scully
Name:	James S. Scully
Title:	Executive Vice-President and Chief Financial Officer

J. CREW GROUP, INC. as Guarantor

By:	/s/ James S. Scully
Name:	James S. Scully
Title:	Executive Vice-President and Chief Financial Officer

GRACE HOLMES, INC. d/b/a
J. CREW RETAIL as Guarantor

By:	/s/ James S. Scully
Name:	James S. Scully
Title:	Executive Vice-President and Chief Financial Officer

H.F.D. NO 55, INC. d/b/a J. CREW
FACTORY as Guarantor

By:	/s/ James S. Scully
Name:	James S. Scully
Title:	Executive Vice-President and Chief Financial Officer

J. CREW, INC.
as Guarantor

By:	/s/ James S. Scully
Name:	James S. Scully
Title:	Executive Vice-President and Chief Financial Officer

J. CREW INTERNATIONAL, INC. as Guarantor

By:	/s/ Nicholas Lamberti
Name:	Nicholas Lamberti
Title:	Vice-President

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:	/s/ Philip G. Kane, Jr.
Name:	Philip G. Kane, Jr.
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION as Collateral Agent

By:	/s/ Philip G. Kane, Jr.
Name:	Philip G. Kane, Jr.
Title:	Vice President